EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Integrated Ventures, Inc. on Form S-8, of our report dated September 30, 2024, with respect to our audit of the financial statements for the years ended June 30, 2024. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

The Woodlands, Texas

November 20, 2024